Exhibit 99

AIRO REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

ALBUQUERQUE, N.M. & MONTREAL & STØVRING, Denmark & WASHINGTON – August 14, 2025 – AIRO Group Holdings, Inc. (NASDAQ: AIRO) (“AIRO” or the “Company”), a global leader in advanced aerospace and defense technologies, today announced financial results for the second quarter ended June 30, 2025.

The Company successfully completed its initial public offering (“IPO”) of 6,900,000 shares of common stock, including the full exercise of the underwriters’ option to purchase 900,000 additional shares, on June 16, 2025, raising $69.0 million in gross proceeds before deducting underwriting discounts and commissions and other offering expenses payable by AIRO. AIRO intends to use the proceeds from the IPO, together with its existing cash and restricted cash, to support growth initiatives across each segment, repay debt and for general corporate purposes.

Second Quarter 2025 Financial Highlights

●	Revenue of $24.6 million, up 151% year-over-year

●	Gross margin expanded to 61.2% compared to 59.0% in the prior year quarter

●	Record net income of $5.9 million, up from a $5.6 million loss in the prior year quarter

●	Record EBITDA of $18.9 million, up from a loss of $1.1 million in the prior year quarter, resulting from a gain on extinguishment of debt and favorable fair value adjustments to contingent liabilities

●	Adjusted EBITDA of $4.7 million, up 710% year-over-year

Second Quarter 2025 Operational Highlights

●	Announced U.S. Manufacturing Expansion to Scale Drone Production. Building on global demand for its RQ-35 Heidrun ISR drone, AIRO announced plans to establish a new U.S. manufacturing and engineering facility to support increased demand and accelerate next-generation drone development. The facility is expected to enhance production capacity, foster innovation in autonomous unmanned systems, and meet AS9100 aerospace quality standards to support both defense and commercial markets.

●	Completed Naval Special Warfare Training Mission; Secured $30M+ in Defense Contracts to Date. AIRO successfully concluded a specialized 90-day training mission for Naval Special Warfare and launched new operations under multi-year IDIQ contracts, reinforcing its leadership in military training. The Company supported Joint Terminal Attack Controller (JTAC) programs with ISR aircraft, CAS operations, and live-fire simulations across multiple U.S. states. To date, AIRO has secured over $30 million in contract awards tied to Naval Special Warfare and expanded support for international training exercises.

●	Introduced Middle-Mile Cargo Drone; Expanded into YMX Innovation Zone (Canada). Through its Electric Air Mobility segment, AIRO unveiled a next-generation, medium-lift cargo drone capable of transporting 250–500 lbs. over 200+ miles. Supported by Jaunt Air Mobility’s proprietary Slowed-Rotor Compound (SRC) technology, the platform targets middle-mile logistics applications with enhanced performance and safety. Simultaneously, AIRO expanded operations into Quebec’s YMX Innovation Zone, accelerating real-world testing, certification, and deployment of electric air mobility solutions.

“We are proud to report our first earnings as a public company and to have successfully completed our IPO during the quarter,” said Joe Burns, Chief Executive Officer of AIRO. “This milestone positions us to accelerate investments in next-generation aerospace capabilities across all four of our strategic segments. In the second quarter, we saw strong commercial traction and technology milestones across the Drone segment. Our team remains focused on disciplined execution as we scale our business to meet growing global demand for autonomy-driven aerospace solutions.”

Dr. Chirinjeev Kathuria, Executive Chairman, added, “This is a transformative time for AIRO. We have built a platform with the infrastructure, vision, and leadership to address the evolving needs of defense, commercial aviation, and advanced mobility markets. The IPO strengthened our capital base, and we are now focused on unlocking long-term value through innovation and strategic execution.”

Second Quarter 2025 Financial Results

Revenue for the second quarter of 2025 was $24.6 million, an increase of 151% compared to $9.8 million in the prior-year period. This increase was primarily driven by Drone revenue for the second quarter which increased 216% to $22.0 million, driven by deferred Q1 orders in the Drones segment and increased Training segment revenue of 91% to $1.1 million, primarily driven by increased activity under multiple IDIQ contracts, partially offset by decreased revenue in the Avionics segment.

Gross profit for the quarter was $15.0 million, up from $5.8 million in the second quarter of 2024, representing a gross margin of 61.2% compared to 59.0% in the same quarter of the prior year. Gross margin improvement was driven by increases in the Training and Avionics segments, partially offset by a decrease in gross margin within the Drones segment, primarily reflecting product discounting and the mix of products sold during the period.

Net income for the second quarter was $5.9 million, compared to a net loss of $5.6 million in the prior-year period. Net income benefitted from a gain on the extinguishment of debt and favorable fair value adjustments to the Company’s contingent liabilities.

EBITDA for the second quarter was $18.9 million, compared to ($1.1) million for the prior year period. Adjusted EBITDA was $4.7 million for the quarter; a significant increase compared to second quarter adjusted EBITDA of $0.6 million in the prior year. Adjusted EBITDA margin was 19.1% for the second quarter of 2025, compared to 5.9% in the prior year quarter.

As of June 30, 2025, cash and cash equivalents totaled $40.3 million.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for the definition of each non-GAAP financial measure and the tables that follow for a reconciliation of each of these non-GAAP measures to net income, the most comparable GAAP measure.

Conference Call and Webcast

AIRO will host a conference call to discuss its second quarter 2025 results and business outlook on August 14, 2025, at 8:00 AM ET. A live webcast and accompanying presentation will be available on the Company’s investor relations website at investor.theairogroup.com. A webcast replay of the call will be available at investor.theairogroup.com for 12 months.

About AIRO

AIRO is a technologically differentiated aerospace, autonomy, and air mobility platform targeting 21st century aerospace and defense opportunities. AIRO is organized into four operating segments, each of which represents a critical growth vector in the aerospace and defense market: Drones, Avionics, Training, and Electric Air Mobility.

Forward-Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements may be included throughout this press release, and include, but are not limited to, statements relating to estimates and forecasts of financial and performance metrics, the intended use of proceeds from AIRO’s IPO, the development, expected capabilities of the Jaunt cargo drone, AIRO’s operational landscapes, demand for AIRO’s systems and products, AIRO’s plans for a manufacturing and engineering development facility, expectations concerning future products and developments, the market acceptance and opportunity of AIRO’s products and services, and other statements that are not historical fact. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, including those described in the section titled “Risk Factors” in AIRO’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 filed with the Securities and Exchange Commission (“SEC”) on August 13, 2025 as well as other filings AIRO may make with the SEC in the future. Forward-looking statements represent AIRO’s management’s beliefs and assumptions only as of the date such statements are made. AIRO undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements prepared and presented in accordance with GAAP, AIRO uses EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, as described below, to facilitate analysis of its financial and business trends and for internal planning and forecasting purposes. AIRO defines (1) EBITDA as net income (loss) before interest expense, income tax expense or provision, depreciation and amortization, (2) Adjusted EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization, gain on extinguishment of debt, stock-based compensation, contingent consideration and warrant fair value adjustments, and other one-time adjustments related to the IPO, and (3) Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. The above items are excluded from EBITDA and Adjusted EBITDA because these items are either non-cash in nature, or because the amount and timing of these items is unpredictable, or because they are not driven by core results of operations, thereby rendering comparisons with prior periods and competitors less meaningful. AIRO believes EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its results of operations, as well as provides useful measures for period-to-period comparisons of its business performance. Moreover, Adjusted EBITDA is a key measurement used by AIRO management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting.

There are limitations associated with the use of non-GAAP financial measures. These non-GAAP financial measures should not be considered as alternatives to performance measures derived in accordance with GAAP. AIRO’s presentation of these non-GAAP financial measures should not be construed to imply that its future results will be unaffected by items that are excluded from these metrics. In addition, AIRO’s definitions of these non-GAAP financial measures may be different from similarly titled non-GAAP measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. See the tables that follow for a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), and Adjusted EBITDA Margin to net income (loss) margin, the most directly comparable financial measures stated in accordance with GAAP.

Investor Relations Contact

Dan Johnson

AIRO Group Holdings, Inc.

InvestorRelations@theairogroup.com

media@theairogroup.com

Source: AIRO Group Holdings, Inc.

AIRO GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$40,341,555	$20,740,590
Restricted cash	193,780	170,088
Accounts receivable, net	23,655,866	8,960,705
Related party receivables	790,967	790,967
Inventory	10,609,390	8,822,721
Prepaid expenses and other current assets	3,572,701	2,309,676
Deferred offering costs	-	798,796
Total current assets	79,164,259	42,593,543
Property and equipment, net	7,390,447	6,833,817
Right-of-use operating lease assets	370,578	352,486
Goodwill	572,031,507	557,508,331
Intangible assets, net	88,647,429	93,502,277
Other assets	245,590	208,333
Total assets	$747,849,810	$700,998,787

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,213,380	$16,439,760
Related party payables	1,104,525	1,099,970
Accrued expenses	18,796,560	17,457,155
Operating lease liabilities, current	267,763	212,591
Deferred revenue	3,942,806	10,339,978
Related party borrowings	5,601,091	5,971,281
Revolving lines of credit	-	126,589
Current maturities of debt	8,079,126	27,992,450
Investor notes at fair value	3,795,934	13,819,000
Deferred compensation	9,716,243	-
Due to seller	1,000,000	3,147,762
Total current liabilities	66,517,428	96,606,536
Long-term debt, net of current maturities	847,766	688,270
Long-term deferred compensation	-	11,218,573
Deferred tax liability	767,331	767,331
Long-term deferred revenue	7,943	10,158
Operating lease liabilities, noncurrent	99,746	146,214
Other long-term liabilities	50,000	50,000
Contingent consideration	-	42,782,276
Total liabilities	68,290,214	152,269,358

Stockholders’ equity:
Common stock, $0.000001 par value; 35,000,000 shares authorized; 27,025,503 and 16,387,180 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	27	16
Additional paid-in capital	873,379,525	764,691,988
Stockholder loan	(5)	(5)
Accumulated other comprehensive loss	8,735,660	(9,509,285)
Accumulated deficit	(202,555,611)	(206,453,285)
Total stockholders’ equity	679,559,596	548,729,429
Total liabilities and stockholders’ equity	$747,849,810	$700,998,787

AIRO GROUP HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$24,550,193	$9,780,336	$36,344,878	$23,520,272
Cost of revenue	9,515,626	4,005,251	14,377,786	9,258,106
Gross profit	15,034,567	5,775,085	21,967,092	14,262,166

Operating expenses:
Research and development	4,101,005	3,161,395	7,767,469	6,318,255
Sales and marketing	1,758,223	1,409,648	3,191,221	2,660,058
General and administrative	28,864,680	3,897,598	33,778,492	8,440,883
Total operating expenses	34,723,908	8,468,641	44,737,182	17,419,196
Loss from operations	(19,689,341)	(2,693,556)	(22,770,090)	(3,157,030)
Other income (expense):
Interest expense, net	(8,010,246)	(953,260)	(9,277,321)	(1,241,748)
Gain on extinguishment of debt	15,559,069	-	15,559,069	-
Other income (expense), net	20,068,254	(1,514,016)	22,730,295	(1,782,165)
Total other income (expense)	27,617,077	(2,467,276)	29,012,043	(3,023,913)
Income (loss) before income tax expense	7,927,736	(5,160,832)	6,241,953	(6,180,943)
Income tax expense	(2,057,307)	(439,009)	(2,344,279)	(1,428,587)
Net income (loss)	$5,870,429	$(5,599,841)	$3,897,674	$(7,609,530)

Net income (loss) per share – basic	$0.32	$(0.34)	$0.22	$(0.46)
Net income (loss) per share – diluted	$0.30	$(0.34)	$0.20	$(0.46)

Weighted-average number of shares of common stock used in computing net income (loss) per share, basic	18,490,316	16,387,180	17,444,558	16,387,180
Weighted-average number of shares of common stock used in computing net income (loss) per share, diluted	19,472,648	16,387,180	19,592,255	16,387,180

AIRO GROUP HOLDINGS, INC.

Adjusted EBITDA Reconciliation

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except percentages)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income (loss)	$5,871	$(5,600)	$3,898	$(7,610)
Depreciation and amortization	2,988	3,108	6,126	6,344
Income tax expense	2,057	439	2,344	1,429
Interest expense, net	8,010	954	9,277	1,242
EBITDA	18,926	(1,099)	21,645	1,405
Gain on extinguishment of debt	(15,559)	-	(15,559)	-
Stock-based compensation	18,638	179	18,763	471
Contingent consideration fair value adjustments	(17,534)	1,500	(20,272)	1,700
Warrant fair value adjustment	(1,843)	-	(1,843)	-
IPO contingencies[1]	2,070	-	2,070	-
Adjusted EBITDA	$4,698	$580	$4,804	$3,576

Net income (loss) margin	23.9%	(57.3)%	10.7%	(32.4)%
Adjusted EBITDA Margin	19.1%	5.9%	13.2%	15.2%

1 IPO contingencies are made up of $1.2 million related to financial advisory services, $0.8 million related to the legal settlement, $0.5 million legal accrual, $0.3 million bonus, $0.6 million Aspen contingent debt, $0.1 million cash portion of the Aspen carve-out, net of a $1.4 million gain on deferred compensation.